UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 15, 2020
DENNY’S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18051	13-3487402
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

203 East Main Street
Spartanburg, South Carolina 29319-0001
(Address of principal executive offices)
(Zip Code)

(864) 597-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$.01 Par Value, Common Stock	DENN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On December 15, 2020, Denny's Corporation (the “Company”) entered into a Third Amendment to the Third Amended and Restated Credit Agreement (the “Third Amendment”) among Denny's, Inc., as the Borrower, the Company, Denny's Realty, LLC ("Denny's Realty") and DFO, LLC ("DFO"), as Guarantors, certain lenders and Wells Fargo Bank, National Association, as Administrative Agent for the lenders (the “Third Amended Credit Facility”).

Commencing with the effective date of the Third Amendment until the date of delivery of the financial statements for the fiscal quarter ending December 29, 2021, the interest rate of the Third Amended Credit Facility shall remain LIBOR plus 3.00%. As of the effective date of the Third Amendment, the accordion feature of the Third Amended Credit Facility is removed, and the total credit facility commitment is $375 million and will be reduced to $350 million on July 1, 2021.

Commencing with the effective date of the Third Amendment until the date of delivery of the financial statements for the fiscal quarter ending September 29, 2021, the Company will continue to have supplemental monthly reporting obligations to its lenders and will be prohibited from paying dividends and making stock repurchases and other general investments. Additionally, existing restrictions on capital expenditures of $10 million in the aggregate will remain in effect through March 31, 2021, at which point the restrictions will expand to $12 million in the aggregate through September 29, 2021.

The Third Amendment temporarily waives certain financial covenants. The consolidated fixed charge coverage ratio covenant is waived through March 31, 2021, at which point the covenant level will be a minimum of 1.00x, adjusting to 1.25x on July 1, 2021, and 1.50x on September 30, 2021 and thereafter. The consolidated leverage ratio covenant is waived through March 31, 2021, at which point the covenant level will be a maximum of 5.25x, stepping down to 4.75x on July 1, 2021, and 4.00x on September 30, 2021 and thereafter. In addition, the Third Amendment maintains a monthly minimum liquidity covenant, defined as the sum of unrestricted cash and revolver availability, of $70 million, commencing on the effective date until the date of delivery of the financial statements for the fiscal quarter ending September 29, 2021.

The foregoing is only a summary and it is qualified in its entirety by the specific terms of the Third Amendment, the full text of which is attached to this Form 8-K as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit number	Description

10.1
Third Amendment to Third Amended and Restated Credit Agreement dated December 15, 2020 among Denny's Inc., as the Borrower, Denny's Corporation, as Parent, and along with each of the Subsidiaries of Parent party thereto, as Guarantors, and Wells Fargo Bank, National Association, as Administrative Agent on behalf of the Lenders.

99.1	Press release issued by Denny's Corporation on December 17, 2020.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denny's Corporation

Date: December 17, 2020	/s/ Robert P. Verostek
Robert P. Verostek
Senior Vice President and
Chief Financial Officer